EXHIBIT 2.1

                             RESCISSION AGREEMENT OF
                            SHARE-FOR-SHARE EXCHANGE

THIS RESCISSION AGREEMENT OF SHARE-FOR-SHARE EXCHANGE is made this 19th day of October, 2005 by and among CAPITAL SOLUTIONS I, INC. a Delaware corporation (the "Corporation") and BEDROCK HOLDINGS, INC., a Florida Corporation ("Bedrock"), together with each of the Bedrock Shareholders (as hereinafter defined).

                                    RECITALS:

A. On or near May 25, 2005 the Corporation closed a share for share exchange with Bedrock in which the Corporation issued 30,000,000 (300,000,000 pre reverse) shares of its common stock, $.0000001 par value (the "Common Stock), to the holders of shares of the capital stock of Bedrock (the "Bedrock Shareholders") in exchange for their contribution to the Corporation of all of the issued and outstanding capital stock of Bedrock (the "Bedrock Shares") and to certain other individuals who have offered and continue to offer valuable services to Bedrock and the Corporation (the "Service Providers").

B. As a result of subsequent events, including the failure of the Corporation to consummate a merger or acquisition transaction as contemplated, the Corporation, Bedrock Shareholders and Service Providers have determined to rescind the previous share for share exchange transaction, and to return all parties to their previous positions, as if the transaction had not occurred.

NOW, THEREFORE, in consideration of the foregoing recitals, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                              RESCISSION PROVISIONS

         1.1 RESCISSION OF CONTRIBUTION. The Corporation shall return to each Bedrock Shareholder all of their Bedrock Shares together with all other rights, claims and interests he or she may have with respect to Bedrock or its respective assets. Each Bedrock Shareholder and Service Provider shall return its shares of the Corporation issued at the Closing of the share exchange transaction.

         1.2 REINSTATEMENT OF BEDROCK. The Corporation and Bedrock shall cause the short form merger to be reversed and Bedrock Holdings, Inc. to be reinstated in good standing in the state of Florida.














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                                   ARTICLE II
                THE CORPORATION'S REPRESENTATIONS AND WARRANTIES

The Corporation hereby makes the following representations and warranties to the Service Providers, Bedrock Shareholders and Bedrock, each of which the Corporation represents to be true and correct on the date hereof and (except as the Corporation may notify Bedrock in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Corporation to be true and correct at the time of the Closing.

         2.1 ORGANIZATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction.

         2.2 AUTHORITY AND APPROVAL OF AGREEMENT.

                  (a) The execution and delivery of this Agreement by the Corporation and the performance of all the Corporation's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Corporation pursuant to applicable law. The Corporation has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

                  (b) This Agreement and any other documents, instruments and agreements executed by the Corporation in connection herewith constitute the valid and legally binding agreements of the Corporation, enforceable against the Corporation in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

         2.3 NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Corporation in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Corporation, any provision of any contract to which the Corporation may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the Exchanged Corporation Stock or any other capital stock of the Corporation; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted














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or issued to, or otherwise held by or for the use of, the Corporation.

         2.4 FINANCIAL STATEMENTS. Available for review at www.sec.gov in the EDGAR filing system are audited financial statements of the Corporation ("Financial Statements"). There has been no significant change in the financial statements of the Company since May, 2005.

         2.5 CONDUCT SINCE DATE OF BALANCE SHEET. Except as otherwise set forth herein), none of the following has occurred since the date of the Balance Sheet:

                  (a) Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of the Corporation, nor are there any circumstances known to the Corporation which might result in such a material adverse change or such an effect;

                  (b) Any increase of indebtedness of the Corporation other than in the ordinary course of business;

                  (c) Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

                  (d) Any cancellation by the Corporation, without payment in full, of any obligation to the Corporation of any shareholder, director, officer or employee of the Corporation (or any member of their respective families), or any entity in which any shareholder, director or officer of the Corporation (or any member of their respective families) has any direct or indirect interests;

                  (e) Any obligation incurred by the Corporation other than in the ordinary course of business;

                  (f) Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

                  (g) Any agreement obligating the Corporation to do or take any of the actions referred to in this Section 2.7 outside the ordinary course of business.

         2.6 CONTRACTS. The Corporation's periodic reports available on the EDGAR filing system contain an accurate, current and complete list and description of each contract and agreement, whether written or oral ("Contract"), (other than this Agreement) to which the Corporation is a party or by which the Corporation or any of its assets are bound. An accurate, current and complete copy of each Contract has been or will be made available to
















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Bedrock for inspection and copying.

         2.7 OFFERS. There are no outstanding offers, bids, proposals or quotations made by the Corporation which, if accepted, would create a Contract with the Corporation.

         2.8 OFFICERS, DIRECTORS, AGENTS, ETC. Christopher Astrom and Richard Astrom are the sole officers and directors of the Corporation. Neither individual has an employment agreement.

         2.9 CONSENTS. The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         2.10 FULL DISCLOSURE. All the representations and warranties made by the Corporation herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Corporation, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.


                                   ARTICLE III
                    BEDROCK'S REPRESENTATIONS AND WARRANTIES

Bedrock hereby makes the following representations and warranties to the Corporation, each of which Bedrock represents to be true and correct on the date hereof and (except as Bedrock may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by Bedrock to be true and correct at the time of the Closing.

         3.1 AUTHORITY AND APPROVAL OF AGREEMENT.

                  (a) The execution and delivery of this Agreement by Bedrock and the performance of all Bedrock's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Bedrock pursuant to applicable law. Bedrock has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

                  (b) This Agreement and each of the other documents, instruments and agreements executed by Bedrock in connection herewith constitute the valid and legally binding agreements of Bedrock, enforceable against Bedrock in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar













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laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

         3.2 NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by Bedrock in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Bedrock, any provision of any Contract to which Bedrock or its assets may be bound, any judgment to which Bedrock is bound or any law applicable to Bedrock; or (ii) result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, any other capital stock of Bedrock or any of the assets of Bedrock; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Bedrock.

         3.3 CONSENTS. The execution, delivery and performance by Bedrock of this Agreement and the consummation by Bedrock of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         3.4 CONDUCT SINCE DATE OF FINANCIAL DISCLOSURE. Except as otherwise set forth herein, none of the following have occurred since the date of the Bedrock financial disclosure:

                  (a) Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of Bedrock, nor are there any circumstances known to Bedrock which might result in such a material adverse change or such an effect;

                  (b) Any increase of indebtedness of Bedrock other than in the ordinary course of business;

                  (c) Any settlement or other resolution of any dispute or proceeding including Bedrock other than in the ordinary course of business;

                  (d) Any cancellation by Bedrock, without payment in full, of any obligation to Bedrock of any shareholder, partner, director, officer or employee of Bedrock (or any member of their respective families), or any person in which any shareholder, partner, director or officer of Bedrock (or any member of their respective families) has any direct or indirect interest;

                  (e) Any obligation incurred by Bedrock other than in














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the ordinary course of business;

                  (f) Any payment, discharge or satisfaction of any obligation or judgment of or against Bedrock, other than in the ordinary course of business; or

                  (g) Any Contract obligating Bedrock to do or take any of the actions referred to in this Section 3.4 outside the ordinary course of business.

         3.5 CONTRACTS. An accurate, current and complete copy of each material Contract has been furnished to the Corporation. Scott Crane and Robert Siegel hereby affirm their responsibility for all liability and obligation associated with that certain line of credit agreement with Regions Bank (now known as Union Planter's Bank).

         3.6 OFFERS. There are no outstanding offers, bids, proposals or quotations made by Bedrock which, if accepted, would create a Contract with Bedrock.

         3.7 CONSENTS. The execution, delivery and performance by Bedrock of this Agreement and the consummation by Bedrock of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         3.8 FULL DISCLOSURE. All the representations and warranties made by Bedrock herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Bedrock, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.


                                   ARTICLE IV
          BEDROCK SHAREHOLDERS' AND SERVICE PROVIDERS' REPRESENTATIONS,
                            WARRANTIES AND AGREEMENTS

Each Bedrock Shareholder and where applicable each Service Provider hereby makes the following representations and warranties to the Corporation, each of which such Bedrock Shareholder and where applicable Service Provider represents to be true and correct on the date hereof and (except as such Bedrock Shareholder or Service Provider may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by such Bedrock Shareholder and Service Provider to be true and correct at the time of the Closing.

         4.1 TITLE TO STOCK. He is the sole owner, legally and












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beneficially, of the Corporation capital stock to and has not caused any lien or encumbrance to be made against such stock of any kind. The return to the Corporation of such stock pursuant to the provisions of this Agreement will transfer to the Corporation valid title thereto, free and clear of all encumbrances of every kind except any created by the Corporation.

         4.2 ENFORCEABILITY. This Agreement and each of the other documents, instruments and agreements executed by him in connection herewith constitute the valid and legally binding agreements of him, enforceable against him in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.


                                    ARTICLE V
                         INTERPRETATION AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         5.1 INTERPRETATION. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

         5.2 SURVIVAL. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transaction contemplated hereby and any investigation.


                                   ARTICLE VI
                             OBLIGATIONS AT CLOSING

         6.1 OBLIGATIONS OF THE CORPORATION TO BEDROCK AT CLOSING. The Corporation hereby covenants and agrees to assist in the reinstatement of Bedrock as a corporation in good standing in the State of Florida.


         6.2 BEDROCK SHAREHOLDERS' AND SERVICE PROVIDERS' OBLIGATIONS TO THE CORPORATION AT CLOSING. Each Bedrock Shareholder and Service Provider hereby consents to the rescission of all previous share issuances by the Corporation and relinquishes all right, title or interest therein.














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                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless same shall be in writing and signed by the parties hereto.

         7.2 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

         7.3 AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

         7.4 NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         7.5 GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

         7.6 COUNTERPARTS. This Agreement and any Amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         7.7 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         7.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida.

         7.9 FURTHER ASSURANCES. The parties hereto shall execute and deliver such further instruments and do such further acts and














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things as may be reasonably required to carry out the intent and purposes of this Agreement.

         7.10 LITIGATION. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         7.11 CONFIDENTIALITY. Except for discussions of the transactions contemplated by this Agreement among the parties hereto and their respective representatives and counsel participating in this transaction, and except as may be required of the Corporation pursuant to federal securities laws, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, or the fact that the Corporation and Bedrock have entered into discussions or negotiations for any purpose whatsoever, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

                                        CAPITAL SOLUTIONS 1, INC.


                                        By: /s/ CHRISTOPHER ASTROM
------------------------------------       -------------------------------------
                                        Name: Christopher Astrom
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                        BEDROCK HOLDINGS, INC.

                                        By: /s/ SCOTT CRANE
------------------------------------       -------------------------------------
                                        Name: Scott Crane
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------










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                                       BEDROCK SHAREHOLDERS:

                                       /s/ SCOTT CRANE
                                       -----------------------------------

                                       /s/ ROBERT SIEGEL
                                       -----------------------------------

                                       /s/ BRUCE HALL
                                       -----------------------------------






                                       SERVICE PROVIDERS:

                                       /s/ LAURA ANTHONY
                                       -----------------------------------
                                       Westchester Holdings, Inc.

                                       /s/ DAVID ROTH
                                       -----------------------------------
                                       Horseshoe Investments, LLC.

                                       /s/ DAMIAN GUTHRIE
                                       ----------------------------------
                                       Harbourside Corporation Pty Limited

                                       /s/ DAMIAN GUTHRIE
                                       ----------------------------------
                                       Jamison Corporation Pty Limited

                                       /s/ DAMIAN GUTHRIE
                                       ----------------------------------
                                       Moreton Bay Group Pty Limited

                                       /s/ DAMIAN GUTHRIE
                                       ----------------------------------
                                       Bayshore Capital Pty Limited


















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